HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS COMPLETES ACQUISITION OF DB APPAREL AND INCREASES FULL-YEAR EARNINGS GUIDANCE

- Company Expands World-Class Brand Portfolio Supported by Low-Cost Global
Supply Chain by Adding DIM and other Leading Brands of Intimate Apparel,
Hosiery and Underwear in Europe

- Reflecting the DBA Acquisition, Company Increases 2014 Financial Guidance,
Including Raising Adjusted EPS Expectations by $0.20 to a Range of $5.40 to $5.60

WINSTON-SALEM, N.C. (Sept. 3, 2014) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today announced that it has completed the acquisition of DBApparel, a leading marketer of intimate apparel, hosiery and underwear in Europe, for €400 million (approximately $528 million).

Hanes, one of the largest innerwear apparel companies in the world, will immediately begin cross-company integration planning in order to drive significant value creation and synergy potential by applying Hanes’ Innovate-to-Elevate strategy in Europe and leveraging its global supply chain that primarily relies on self-owned production.

“We are delighted and proud to welcome DBA’s 6,200 employees into the Hanes family, a combination that creates significant growth and margin-expansion opportunities by leveraging strong brands, leading market positions, disciplined innovation, and the best apparel supply chain in the industry,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “DBA will immediately contribute to our financial results, and the purchase price of approximately 7½ times EBITDA represents an excellent use of our free cash flow to generate significant shareholder value.”

The acquisition of DBA from Sun Capital Partners, Inc., which closed Friday, Aug. 29, 2014, is expected to be immediately accretive to adjusted earnings in 2014 and is expected to add approximately $1.00 of adjusted EPS within three to four years. The year-end holiday season is DBA’s strongest earnings period with September through December typically generating approximately a third of annual sales but approximately half of annual operating profit. Hanes expects to benefit in 2014 by only incurring one-third of a year’s interest expense for financing the DBA acquisition while gaining a larger proportion of annualized profit performance during the seasonally strong holiday period.

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2014 Guidance Increased

Hanes has raised its full-year earnings guidance twice previously in 2014 despite the continuation of a generally muted consumer environment. Most recently, the company raised EPS guidance in conjunction with reporting second-quarter financial results on July 23, 2014, to reflect the margin-enhancing benefits of Hanes’ Innovate-to-Elevate strategy and strong efficiency performance of its self-owned global supply chain. Recent results remain consistent with those expectations.

“Our key retailers experienced a slow start to the back-to-school season but have seen continued momentum build through August,” Hanes Chief Operating Officer Gerald W. Evans Jr. said. “Our Innovate-to-Elevate platforms, particularly X-Temp comfort cooling underwear, T-shirts and socks, are performing very well, creating value for consumers, retailers and shareholders.”

Hanes is issuing new full-year 2014 guidance, including increases for net sales, adjusted operating profit and adjusted EPS, to reflect the added contributions from the DBA acquisition. All guidance for adjusted performance measures exclude charges related to the acquisitions of DBA and Maidenform Brands, Inc., and other actions. (See the GAAP reconciliation section below.)

Hanes’ new guidance range for net sales is approximately $5.350 billion to $5.375 billion, up from previous guidance of approximately $5.075 billion. The company increased guidance for adjusted operating profit by $25 million to a range of $735 million to $755 million, up from the previous guidance range of $710 million to $730 million.

Hanes has increased its guidance for interest expense and other expense by $5 million to approximately $90 million to reflect the DBA purchase. While the DBA acquisition is expected to have a slightly positive effect on the company’s corporate tax rate, Hanes continues to anticipate the 2014 rate to be in the low teens. The company expects slightly more than 103 million weighted average shares outstanding in 2014.

Adjusted EPS guidance for 2014 has been increased by $0.20 to a range of $5.40 to $5.60, up from previous guidance of $5.20 to $5.40, reflecting the DBA contributions to sales, adjusted operating profit and the corporate tax rate, partially offset by higher interest expense.

The company continues to expect net cash from operating activities to be $500 million to $600 million for the year. Any cash generated in 2014 by DBA is expected to be substantially offset by cash closing expenses for the acquisition. The company continues to expect to make pension contributions of approximately $60 million and net capital expenditures of approximately $70 million.

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DBApparel Acquisition

The purchase of DBA is Hanes’ second major acquisition in its core innerwear categories in the past year, making it one of the largest innerwear companies in the world. Maidenform, a leading seller of bras, shapewear and panties primarily in the United States under brands such as Maidenform and Flexees, was acquired Oct, 7, 2013. By contrast, DBApparel is a leading seller of bras, hosiery and underwear primarily in Europe under such strong European consumer brands as DIM, Playtex, and Wonderbra.

“Combining DBA’s brands, product development capabilities and talented employees with HanesBrands’ innovation, supply chain and talented employees makes our company a true international powerhouse in innerwear apparel,” Evans said. “The Hanes and DBA management teams are already collaborating on integration planning to unlock value for employees, consumers, retailers and the business.”

There are significant opportunities to leverage innovation and the increased scale of the combined company and its primarily self-owned global supply chain. DBA utilizes a mix of self-owned manufacturing and sourcing from third-party manufacturers.

In Western and Central Europe where Hanes does not have a material presence, DBA is a leader with innerwear product offerings that mirror those of Hanes’ existing innerwear segment. DBA is No.1 in market share for intimate apparel in France and Spain and No. 2 in Italy; No. 1 in men’s underwear in France and Spain; and No. 1 in hosiery in France and Germany. In addition to DIM, Playtex and Wonderbra, strong national brands include Nür Die hosiery in Germany, Lovable intimate apparel in Italy, and Abanderado men’s underwear in Spain.

Hanes and DBA were formerly separate sister companies under the ownership of Sara Lee Corporation. In 2006, Sun Capital acquired DBA and Hanes spun off into an independent public company. Now together, Hanes holds the worldwide apparel rights to the Playtex, Wonderbra and DIM brands.

Charges for Actions and Reconciliation to GAAP Measures

Adjusted EPS, adjusted operating profit and EBITDA are not generally accepted accounting principle measures. Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization.

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Hanes estimates pretax charges in 2014 for acquisitions and other actions to be in the range of approximately $155 million to $175 million, including an initial estimate of approximately $75 million related to the DBA acquisition, but actual charges could vary. Hanes expects to refine its estimate of charges related to the DBA acquisition when it reports third-quarter results.

On a GAAP basis, full-year 2014 diluted EPS will vary depending on actual performance, charges for actions and tax rate. GAAP diluted EPS could be in the range of $3.90 to $4.25. GAAP operating profit for 2014 could be in the range of $560 million to $600 million.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2014 Guidance,” statements regarding the value creation potential of the business, as well as statements about the benefits anticipated from the Maidenform and DBApparel acquisitions, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the failure of businesses we acquire to perform to expectations; current economic conditions, including consumer spending levels and the price elasticity of our products; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the highly competitive and evolving nature of the industry in which we compete; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; our ability to effectively manage our inventory and reduce inventory reserves; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands in the Americas, Asia and Europe, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, Flexees, JMS/Just My Size, Wonderbra, Nür Die, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 530 on the Fortune 1000 list, Hanes has approximately 55,900 employees in more than 35 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2014, 2013 and 2012 Sustained Excellence Award winner and 2011 and 2010 Partner of the Year award winner. The company has been ranked on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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